UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 9, 2013

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On August 9, 2013, NextEra Energy Capital Holdings, Inc., a wholly-owned subsidiary of NextEra Energy, Inc. (NEE), successfully completed a remarketing of $402,434,000 aggregate principal amount of its Series D Debentures due September 1, 2015, which constitutes a portion of the $402,500,000 aggregate principal amount of such debentures (Debentures) that were issued in September 2010 as components of equity units issued concurrently by NEE.  The Debentures are guaranteed by NEE.  Upon completion of the remarketing, the interest rate on the Debentures was reset to 1.339% per year, and interest will be payable March 1 and September 1, commencing September 1, 2013.  The remarketing occurred under Registration Statement Nos. 333-183052, 333-183052-01 and 333-183052-02.  This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the remarketing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description
*4(a)
Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated September 21, 2010, creating the Series D Debentures due September 1, 2015 (filed as Exhibit 4(c) to Form 8-K dated September 15, 2010, File No. 1-8841)

4(b)	Letter, dated August 9, 2013, from NextEra Energy Capital Holdings, Inc. to The Bank of New York Mellon, as trustee, setting forth certain terms of the Debentures effective August 9, 2013
5(a)	Opinion and Consent, dated August 9, 2013, of Squire Sanders (US) LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the remarketing of the Debentures
5(b)	Opinion and Consent, dated August 9, 2013, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the remarketing of the Debentures

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* Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 9, 2013

NEXTERA ENERGY, INC.
(Registrant)

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer

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